SPECIMEN UNIT CERTIFICATE

NUMBER U-__________		UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS	CHARDAN 2008 CHINA ACQUISITION CORP.

CUSIP G8977T 127

UNITS CONSISTING OF ONE ORDINARY SHARE AND ONE WARRANT TO PURCHASE ONE ORDINARY SHARE

THIS CERTIFIES THAT _____________________________________________________________

is the owner of ____________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) ordinary share, par value $0.0001 per share (the “Shares”), of Chardan 2008 China Acquisition Corp., a British Virgin Islands business company incorporated with limited liability (the “Company”), and one warrant (“Warrant”). Each Warrant entitles the holder to purchase one (1) ordinary share for $5.00 per Share (subject to adjustment). The Shares and Warrants comprising the Units represented by this certificate shall commence separate trading on the 10th business day following the date of the Company’s prospectus relating to its initial public offering; provided, however, that, in no event may the Shares and Warrants be traded separately until the Company has filed a Form 6-K which includes an audited balance sheet reflecting its receipt of the proceeds of its initial public offering of securities. The terms of the Warrants are governed by a Warrant Agreement, dated as of [•], 2008, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

CHARDAN 2008 CHINA ACQUISITION CORP.
By:	CORPORATE	By:
Kerry Propper	SEAL 2008	Li Gong
CHIEF EXECUTIVE OFFICER	THE BRITISH VIRGIN ISLANDS	SECRETARY

CONTINENTAL STOCK & TRANSFER COMPANY,
as transfer agent and registrar

By:
Steven G. Nelson, Chairman

SPECIMEN UNIT CERTIFICATE

CHARDAN 2008 CHINA ACQUISITION CORP.

The Company will furnish, without charge, to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - ________ Custodian _________
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors Act of _______________
	and not as tenants in common	(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                                                                           Units represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                                                                                                                                 Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15).